QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 3, 2004 relating to the financial statements and financial statement schedule, which appears in Edwards Lifesciences Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California

June 17, 2004

QuickLinks

Consent of Independent Registered Public Accounting Firm